May 15, 2007

FHLBank Topeka Announces First Quarter 2007 Results

TOPEKA, KAN. – FHLBank Topeka (FHLBank) today released financial results for the first quarter ended March 31, 2007.

“The FHLBank continues to post solid financial results that allow us not only to pay a highly competitive dividend to our members but also continue to build our retained earnings,” stated Andrew J. Jetter, president and CEO. “Financial strength and stability are important to ensure that we are always there to provide liquidity and funding to our members. 2007 is our 75th anniversary of serving our members and their communities. We look forward to continuing this relationship well into the future.”

Total assets declined during the first three months of 2007 to $49.8 billion at March 31, 2007, from $52.7 billion at December 31, 2006. This was largely because of a $1.7 billion decrease in advances attributable to one large member.

FHLBank’s net income for the three months ended March 31, 2007 was $32.6 million compared to $36.8 million for the three months ended March 31, 2006. As reflected in the table below, the decrease is mostly due to income items reflecting the application of Statement of Financial Accounting Standards No. 133 (SFAS 133), Accounting for Derivative Instruments and Hedging Activities, as amended.

As part of evaluating its quarterly performance, the FHLBank adjusts net income reported in accordance with generally accepted accounting principles (GAAP) for the impact of SFAS 133 and other irregular or non-recurring items such as prepayment fees and gain/loss on securities. The result is referred to as core net income, which is used to compute a return on equity (ROE) that is compared to three-month LIBOR. As reflected in the following calculations, core net income ROE as a spread to three-month LIBOR was 1.35 percent in the first quarter of 2007 compared to 2.07 percent for the first quarter of 2006.

	Quarter Ending March 31,
	2007	2006
Net Income, as reported under GAAP	$32,589	$36,848

SFAS 133-related & Other Adjustments:
Net (gain) loss on derivatives and hedging activities	3,211	(18,102)
Net (gain) loss on trading securities	(2,074)	11,905
Prepayment fees on terminated advances	(397)	(1,003)
Net realized (gain) loss on sale of held-to-maturity securities	962	—
Net realized (gain) loss on retirement of debt	—	1,813
Total SFAS 133-related & Other Adjustments	1,702	(5,387)

AHP/REFCorp Adjustment (13/49ths)	(452)	1,429

SFAS 133 & Other Adjustments, net of AHP/REFCorp	1,250	(3,958)

Core Net Income	$33,839	$32,890

Average GAAP Capital	$2,045,248	$1,949,681

ROE, based upon Net Income as reported under GAAP	6.46%	7.66%

ROE, based upon Core Net Income	6.71%	6.84%

Average 3-Month LIBOR for quarter	5.36%	4.77%

Spread to LIBOR	1.35%	2.07%

Dividends paid for the first quarter of 2007 were 4.45 percent and 6.50 percent for Class A Common Stock and Class B Common Stock, respectively. Dividend rates were unchanged from those paid in the fourth quarter of 2006. Retained earnings rose $5.5 million, or 3 percent, to $177.3 million at the end of the first quarter of 2007 from $171.8 million at Dec. 31, 2006.

FHLBank Topeka’s Form 10-Q, with complete first quarter 2007 financial statements and management’s discussion and analysis of FHLBank’s financial condition and results of operation, is available on the SEC’s Web site (www.sec.gov) and through FHLBank’s Web site (www.fhlbtopeka.com).

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of the FHLBank’s operations. These statements may be identified by the use of forward-looking terminology such as anticipates, believes, could, estimate, may, should and will, or other variations on these terms. The FHLBank’s actual results may differ materially from those expressed in any forward-looking statements as a result of many factors and uncertainties including, but not limited to: the effects of SFAS 133 accounting treatment and other accounting rule requirements, changes in the regulatory requirements of the Federal Housing Finance Board, the FHLBank’s ability to pay dividends out of retained earnings, changes in interest rates, changes in projected business volumes, the FHLBank’s cost of funding, changes in the FHLBank’s membership profile, the withdrawal of one or more large members, shifts in demand for FHLBank products, and general economic conditions.

Five Quarter Financial Highlights
(Unaudited)

	03/31/2007		12/31/2006		09/30/2006		06/30/2006		03/31/2006
Statement of Condition
(at period end)
Total assets	$49,765,055		$52,738,967		$49,863,846		$47,740,596		$48,070,888
Investments[1]	20,338,392		21,565,135		20,291,024		17,041,004		17,970,178
Advances	26,715,893		28,445,245		26,884,116		27,984,188		27,396,914
Mortgage loans held for portfolio, net	2,348,612		2,372,939		2,387,378		2,406,021		2,408,635
Deposits	1,307,684		1,118,406		731,156		864,233		1,157,759
Consolidated obligations, net[2]	45,826,766		48,775,006		46,390,017		43,886,604		44,076,735
Mandatorily redeemable capital stock	47,393		46,232		50,928		61,266		84,242
Capital	2,024,424		2,171,654		2,047,018		1,999,143		1,928,285
Statement of Income (for the quarterly period ended)
Net interest income before provision for credit losses on mortgage loans	54,249		54,995		53,672		53,597		52,383
Provision for (reversal of) credit losses on mortgage loans	(43)		167		104		28		59
Other income (loss)	(779)		2,711		(3,190)		(707)		5,556
Other expenses	9,084		8,790		8,774		7,990		7,657
Income before assessments	44,429		48,749		41,604		44,872		50,223
Assessments	11,840		12,985		11,097		11,963		13,375
Net income	32,589		35,764		30,507		32,909		36,848
Ratios and Other Financial Data
Dividends paid in cash[3]	114		89		91		82		92
Dividends paid in stock[3]	26,953		27,942		26,113		24,557		22,577
Class A Stock dividend rate	4.45	%	4.45	%	4.45	%	4.25	%	3.85	%
Class B Stock dividend rate	6.50	%	6.50	%	6.25	%	6.05	%	5.60	%
Weighted average dividend rate[4]	6.03	%	6.04	%	5.87	%	5.66	%	5.22	%
Dividend payout ratio	83.06	%	78.38	%	85.90	%	74.87	%	61.52	%
Return on average equity	6.46	%	6.87	%	6.13	%	6.80	%	7.66	%
Return on average assets	0.27	%	0.28	%	0.25	%	0.28	%	0.31	%
Average equity to average assets	4.11	%	4.14	%	4.11	%	4.06	%	4.08	%
Net interest margin[5]	0.44	%	0.44	%	0.45	%	0.45	%	0.45	%
Total capital ratio at period end[6]	4.07	%	4.12	%	4.11	%	4.19	%	4.01	%
Ratio of earnings to fixed charges[7]	1.07		1.08		1.07		1.08		1.10
[1] Investments also include interest-bearing deposits, securities purchased under agreements to resell and Federal funds sold.
[2] Consolidated obligations are bonds and discount notes that the FHLBank is primarily liable to repay. See Note 9 to the quarterly financial statements for a description of the total consolidated obligations of all FHLBanks for which the FHLBank is jointly and severally liable under the requirements of the Finance Board, which govern the issuance of debt for all FHLBanks in the FHLBank System.
[3] Dividends classified as interest expense on mandatorily redeemable capital stock in accordance with SFAS 150 and not included as dividends under GAAP were $650,000, $633,000, $624,000, $716,000 and $621,000 for the quarters ended March 31, 2007, December 31, 2006,

September 30, 2006, June 30, 2006 and March 31, 2006, respectively.
[4] Weighted average dividend rates are dividends paid in cash and stock on both classes of stock divided by the average capital stock eligible for dividends.
[5] Net interest margin is net interest income before mortgage loan loss provision as a percentage of average earning assets.
[6] Total capital ratio is GAAP capital stock, which excludes mandatorily redeemable capital stock in accordance with SFAS 150, plus retained earnings and accumulated other comprehensive income as a percentage of total assets at period end.

[7] The ratio of earnings to fixed charges (interest expense including amortization of premiums, discounts and capitalized expenses related to indebtedness) is computed by dividing total earnings by fixed charges.